UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):     March 24, 2005  (March 21, 2005)

O’Sullivan Industries Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-28493	43-1659062
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 Mansell Court East, Suite 100, Roswell, Georgia		30076
(Address of principal executive offices)		(ZIP Code)

Registrant's telephone number, including area code (678) 939-0800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                Entry into a Material Definitive Agreement.

         O’Sullivan Indsutries Holdings, Inc. entered into director stock agreements with three directors, Keith E. Alessi, William J. Denton and Charles Macaluso. Pursuant to each of the agreements, which are substantially similar, 8,100 shares of Series B junior preferred stock were issued to the director at a price of $0.01 per share. Each Director’s shares will “vest” pro rata over a five year period ending on February 1, 2010, or sooner upon a sale of O’Sullivan, if the director still serves on O’Sullivan’s Board. Pursuant to the director stock agreement, if the director ceases to serve on the Board of Directors for any reason, O’Sullivan and its majority stockholder, Bruckmann, Rosser, Sherrill & Co. II, L.P., will have the option to repurchase the director’s stock. The repurchase price for “unvested” shares is the lower of the director’s original cost or the fair value of the shares. The repurchase price for “vested” shares is fair value.

Item 9.01               Financial Exhibits and Exhibits.

(c)         Exhibits.

Exhibit 10.1	Form of Director Stock Agreement.

SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

O'SULLIVAN INDUSTRIES HOLDINGS, INC.

Date: March 24, 2005	/s/ Rick A. Walters
Rick A. Walters Executive Vice President and Chief Executive Officer